Exhibit 99.1

Press Release www.shire.com

Result of the 2017 Annual General Meeting

April 25, 2017 – Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that, at its Annual General Meeting held at The Merrion Hotel, Upper Merrion Street, Dublin 2, Ireland at 2.45pm today, all resolutions contained in the Notice of Meeting were decided by poll vote. The results of the poll are as follows:

Resolutions	For (including discretionary votes)%		Against	%	Votes cast as a % of relevant shares in issue	Withheld
Ordinary Resolutions
1. To receive the Company’s Annual Report and Accounts for the year ended December 31, 2016.	654,818,375	98.84%	7,707,875	1.16%	73.04%	4,881,183
2. To approve the Directors’ Remuneration Report.	615,163,095	93.22%	44,723,057	6.78%	72.75%	7,521,281
3. To re-elect Dominic Blakemore as a Director.	649,117,820	98.05%	12,928,333	1.95%	72.99%	5,361,280
4. To re-elect Olivier Bohuon as a Director.	627,642,447	94.87%	33,920,776	5.13%	72.94%	5,844,210
5. To re-elect William Burns as a Director.	665,784,255	99.86%	960,666	0.14%	73.51%	662,512
6. To elect Ian Clark as a Director.	651,027,149	97.63%	15,797,431	2.37%	73.52%	582,853
7. To elect Gail Fosler as a Director.	661,335,866	99.18%	5,499,058	0.82%	73.52%	572,509
8. To re-elect Steven Gillis as a Director.	635,977,566	95.40%	30,649,403	4.60%	73.50%	780,464
9. To re-elect David Ginsburg as a Director.	666,231,111	99.91%	593,588	0.09%	73.52%	582,734
10. To re-elect Susan Kilsby as a Director.	659,834,334	99.01%	6,565,404	0.99%	73.47%	1,007,695
11. To re-elect Sara Mathew as a Director.	660,030,658	98.98%	6,802,836	1.02%	73.52%	573,939
12. To re-elect Anne Minto as a Director.	657,515,406	99.31%	4,576,118	0.69%	73.00%	5,315,909
13. To re-elect Flemming Ornskov as a Director.	666,498,607	99.95%	322,419	0.05%	73.52%	586,407
14. To re-elect Jeffrey Poulton as a Director.	663,597,002	99.51%	3,236,158	0.49%	73.52%	574,273

15. To elect Albert Stroucken as a Director.	660,769,699	99.09%	6,047,544	0.91%	73.52%	590,190
16. To re-appoint Deloitte LLP as the Company’s Auditor.	596,710,936	89.64%	68,985,657	10.36%	73.39%	1,710,840
17. To authorize the Audit, Compliance & Risk Committee to determine the remuneration of the Auditor.	613,970,704	92.24%	51,651,020	7.76%	73.39%	1,785,709
18. To authorize the allotment of shares.	622,880,755	93.40%	43,989,439	6.60%	73.52%	537,239
Special Resolutions
19. To authorize the general disapplication of pre-emption rights.	647,605,695	97.72%	15,078,442	2.28%	73.06%	4,723,296
20. To authorize the specific disapplication of pre-emption rights.	632,770,742	95.48%	29,932,382	4.52%	73.06%	4,704,309
21. To authorize purchases of own shares.	658,828,861	98.87%	7,499,007	1.13%	73.46%	1,079,565
22. To adopt new Articles of Association.	660,636,265	99.08%	6,130,317	0.92%	73.51%	640,851
23. To approve the notice period for general meetings.	619,638,682	93.34%	44,232,588	6.66%	73.19%	3,536,163

As at the record date, April 23, 2017, the Company had 907,025,186 Ordinary Shares of 5 pence each in issue (excluding shares held in treasury). Shareholders are entitled to one vote per share. A vote “withheld” is not a vote in law and is not counted in the calculation of the proportion of votes validly cast.

In accordance with Listing Rule 9.6.2R, copies of the relevant resolutions passed at the meeting have been submitted to the National Storage Mechanism and will be available for viewing shortly at: www.morningstar.co.uk/uk/nsm.

Oliver Strawbridge
Senior Assistant Company Secretary

For further information please contact:

Investor Relations
Ian Karp	ikarp@shire.com	+1 781 482 9018
Robert Coates	rcoates@shire.com	+44 1256 894874
Media
Lisa Adler	lisa.adler@shire.com	+1 617 588 8607
Debbi Ford	debbi.ford@shire.com	+1 617 949 9083

NOTES TO EDITORS

About Shire

Shire is the leading global biotechnology company focused on serving people with rare diseases. We strive to develop best-in-class products, many of which are available in more than 100 countries, across core therapeutic areas including Hematology, Immunology, Neuroscience, Ophthalmics, Lysosomal Storage Disorders, Gastrointestinal / Internal Medicine / Endocrine and Hereditary Angioedema; and a growing franchise in Oncology.

Our employees come to work every day with a shared mission: to develop and deliver breakthrough therapies for the hundreds of millions of people in the world affected by rare diseases and other high-need conditions, and who lack effective therapies to live their lives to the fullest.

www.shire.com

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